Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Equinox Gold Corp.
Reporting Year	From	2023-01-01	To:	2023-12-31	Date submitted	2024-05-27
Reporting Entity ESTMA Identification Number	E517192		Original Submission Amended Report
Other Subsidiaries Included (optional field)

For Consolidated Reports - Subsidiary Reporting Entities Included in Report:	E061957 Luna Gold Corp. E444156 Newcastle Gold Ltd. E146961 Leagold Mining Corporation E016298 Premier Gold Mines Limited

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Peter Hardie				Date	2024-05-27
Position Title	Chief Financial Officer

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Equinox Gold Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E517192
Subsidiary Reporting Entities (if necessary)	E061957 Luna Gold Corp. E444156 Newcastle Gold Ltd. E146961 Leagold Mining Corporation E016298 Premier Gold Mines Limited
Payments by Payee
Country	Payee Name	Departments, Agency, etc — within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee(1)	Notes
United States of America	State of California		3,394,453	1,525	916,068					4,312,046
United States of America	California Imperial County		777,453		234,565					1,012,019
United States of America	San Bernardino County		1,230,355		4,698					1,235,053
United States of America	Government of the United States of America		700,000		1,094					701,094
Mexico	Federal Government of Mexico		1,010,527	1,333,735	761,241					3,105,503
Brazil	Government of Brazil		5,694,373	7,977,497	780,906					14,452,776	Note 2
Brazil	State Government of Maranhão				187,997					187,997
Brazil	State Government of Minas Gerais				197,487					197,487
Brazil	Municipality of Godofredo Viana				50,809				3,529,611	3,580,420	Note 3
Brazil	Municipality of Belo Horizonte				95,832				1,001	96,832
Brazil	Municipality of Porteirinha				172,263				3,357	175,620
Canada	Province of Ontario		35,428		935,858					971,286
Canada	Long Lake #58 First Nation				1,870,706					1,870,706
Canada	Metis Nation of Ontario				100,107					100,107
Canada	Municipality of Greenstone		681,669		510,142				138,614	1,330,425	Note 4
Canada	Ginoogaming First Nation				628,447					628,447
Canada	Aroland First Nation				663,050					663,050
Canada	Animbiigoo Zaagi'igan Anishinaabel				690,481					690,481
Canada	Minodahmun Development LP				94,880					94,880
Additional Notes:	Note 1 - The Company's functional currency is the U.S. dollar ("USD"). Amounts in this report are presented in USD. Payments made in currencies other than USD were translated using the exchange rate at the time the payment was made. The average exchange rates for 2023 were as follows:

Canadian dollar 1.3494 per one US dollar
Brazilian real 4.9964 per one US dollar
Mexican peso 17.7419 per one US dollar

Note 2 - Taxes paid were net of tax credits of $10,192,522
Note 3 - Infrastructure improvement payments relate to road improvements. The value of the payment was measured at cost.
	Note 4 - Infrastructure improvement payments relate to the municipal sewage treatment plant upgrade. The value of the payment was measured at cost.

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	2023-01-01	To:	2023-12-31
Reporting Entity Name	Equinox Gold Corp.				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E517192
Subsidiary Reporting Entities (if necessary)	E061957 Luna Gold Corp. E444156 Newcastle Gold Ltd. E146961 Leagold Mining Corporation E016298 Premier Gold Mines Limited
Payments by Project
Country	Project Name	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project(1)	Notes
United States of America	Mesquite	4,101,481	1,525	905,863					5,008,869
United States of America	Castle Mountain	2,000,781		250,563					2,251,344
Mexico	Los Filos	1,010,527	1,333,735	761,241					3,105,503
Brazil	Aurizona	4,443,605	3,074,390	974,371				3,529,611	12,021,977	Note 2, 3
Brazil	Fazenda	1,250,768	1,888,424	200,103					3,339,295	Note 4
Brazil	RDM		1,348,179	263,181				4,357	1,615,718
Brazil	Santa Luz		1,666,504	47,638					1,714,142
Canada	Greenstone	717,097		5,493,671				138,614	6,349,382	Note 5, 6
Additional Notes:	Note 1 - The Company's functional currency is the U.S. dollar ("USD"). Amounts in this report are presented in USD. Payments made in currencies other than USD were translated using the exchange rate at the time the payment was made. The average exchange rates for 2023 were as follows:
Canadian dollar 1.3494 per one US dollar

Brazilian real 4.9964 per one US dollar
Mexican peso 17.7419 per one US dollar

Note 2 - Taxes paid were net of tax credits of $7,056,174
Note 3 - Infrastructure improvement payments relate to road improvements. The value of the payment was measured at cost.
Note 4 - Taxes paid were net of tax credits of $3,056,174
Note 5 - Infrastructure improvement payments relate to the municipal sewage treatment plant upgrade. The value of the payment was measured at cost.
	Note 6 - Greenstone payments are reported on a 100% basis. The Company has a 60% ownership interest in Greenstone.